 Exhibit 5.1

April 24, 2020

Onconova Therapeutics, Inc.

375 Pheasant Run

Newtown, PA 18940

Re: Onconova Therapeutics, Inc. — Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing of a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to (a) the proposed offer and sale by the Company from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $150,000,000 of securities, which may include any or all of the following: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of the debt securities of the Company (the “Debt Securities”); (iv) warrants to purchase shares of Common Stock, Preferred Stock or Debt Securities (“Warrants”); and (v) units, each representing ownership of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants or any combination of the foregoing (“Units”) and (b) the resale by certain selling stockholders of the Company to be identified in one or more Prospectus Supplements of up to 113 shares of Common Stock (the “Selling Stockholder Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.”

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Tenth Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), certain resolutions of the Company’s Board of Directors relating to the Registration Statement and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We also have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•	the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established by the authorizing resolutions of the Board of Directors of the Company, in accordance with the Certificate of Incorporation and the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

Onconova Therapeutics, Inc.

April 24, 2020

•	prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

•	any Debt Securities will be issued under an indenture appropriate for the type of Debt Securities to be issued, as more particularly described in the Prospectus Supplement relating to such Debt Securities (an “Indenture”), between the Company and the trustee to be named in such Indenture (a “Trustee”); the execution, delivery and performance of such Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	any Indenture will be duly executed and delivered by the Company and the Trustee thereunder; such Indenture and Trustee will be qualified under the Trust Indenture Act of 1939, as amended;

•	to the extent that the obligations of the Company under any Indenture may depend upon such matters, the Trustee thereunder will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that such Indenture will have been duly authorized, executed and delivered by the Trustee thereunder and will constitute the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that such Trustee will be in compliance, generally and with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that such Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

•	any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and either the purchaser(s) of such warrant or a financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”); and that the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•	any Units will be issued under one or more purchase unit agreements (each, a “Unit Agreement”) between the Company and a unit agent identified in the Unit Agreement as a unit agent (each, a “Unit Agent”); and that the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•	to the extent that the obligations of the Company under any Unit Agreement may be dependent upon such matters, the Unit Agent with respect to such Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Unit Agent will be duly qualified to engage in the activities contemplated by such Unit Agreement; that such Unit Agreement will have been duly authorized, executed and delivered by such Unit Agent and will constitute the legal, valid and binding obligation of such Unit Agent, enforceable against such Unit Agent in accordance with its terms; that such Unit Agent will be in compliance, generally and with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and that such Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement;

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April 24, 2020

•	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued and the Selling Stockholder Shares are sold as contemplated by the Registration Statement;

•	a Prospectus Supplement will have been prepared, delivered (including without limitation through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities or Selling Stockholder Shares offered thereby and will comply with all applicable laws at the time the Securities are offered and issued or the Selling Stockholder Shares are sold as contemplated by the Registration Statement;

•	all Securities will be issued and all Securities and Selling Stockholder Shares will be sold in compliance with applicable federal and state securities laws; and

•	a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued or the Selling Stockholder Shares will have been duly authorized and validly executed and delivered by the Company, the selling stockholders, as applicable, and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment of consideration for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the Indenture and the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture.

Onconova Therapeutics, Inc.

April 24, 2020

4.	When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company.

5.	When a Unit Agreement providing for the specific terms of a particular issuance of Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Unit Agent named in such Unit Agreement and such Units, conforming to the requirements of such Unit Agreement, have been duly countersigned or authenticated, as required, by such Unit Agent and duly executed and delivered by the Company against payment for such Units in accordance with the terms and provisions of such Unit Agreement and applicable Definitive Agreements and the terms of the Corporate Action, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Units will be valid and binding obligations of the Company.

6.	The Selling Stockholder Shares have been duly authorized, validly issued, and are fully paid and non-assessable.

The opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general principles of equity (whether such principles are considered in a proceeding at law or equity), including the discretion of the court before which any proceeding may be brought, concepts of good faith, reasonableness and fair dealing and standards of materiality, and (iii) limitations on enforceability to the extent that acceleration of indebtedness under any Debt Security may impair collectability of that portion, if any, of the principal amount thereof that might be determined to be unearned interest thereon.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP